Exhibit 99.1

Company Contact:
Lindsey Opsahl
SEI
+1 610-676-4052
lopsahl@seic.com
Pages:    1

FOR IMMEDIATE RELEASE

SEI Declares Dividend of $0.33 Per Share

OAKS, Pa., May 29, 2019 - The Board of Directors of SEI Investments Company (NASDAQ: SEIC) today declared a regular semi-annual dividend of $0.33 (thirty-three cents) per share. The cash dividend will be payable to shareholders of record on June 12, 2019, with a payment date of June 20, 2019.

About SEI
After 50 years in business, SEI (NASDAQ:SEIC) remains a leading global provider of investment processing, investment management, and investment operations solutions that help corporations, financial institutions, financial advisors, and ultra-high-net-worth families create and manage wealth. As of March 31, 2019, through its subsidiaries and partnerships in which the company has a significant interest, SEI manages, advises or administers $945 billion in hedge, private equity, mutual fund and pooled or separately managed assets, including $332 billion in assets under management and $609 billion in client assets under administration. For more information, visit seic.com.

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